                                                                     Exhibit n.1





            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated February 13, 2004, with respect to the financial statements of Tortoise Energy Infrastructure Corporation in the Registration Statement (Form N-2) of Tortoise Energy Infrastructure Corporation which is incorporated by reference into the Registration Statement (Form N-2) of Tortoise Energy Infrastructure Corporation filed pursuant to Rule 462(b) under the Securities Act of 1933.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
December 16, 2004